EXHIBIT 99.1

Elizabeth Keiley Selected as Executive Vice President and General Counsel of vTv Therapeutics

HIGH POINT, N.C., February 1, 2023 (GLOBE NEWSWIRE) -- vTv Therapeutics Inc. (Nasdaq: VTVT), a clinical stage biopharmaceutical company focused on the development of orally administered treatments for type 1 diabetes (T1D), today announced the appointment of Elizabeth (Betzy) Keiley as Executive Vice President and General Counsel, effective immediately.

“We welcome Betzy to vTv. Her years of legal expertise and deep experience in life sciences will be valuable to the vTv team,” said Paul Sekhri, President and Chief Executive Officer of vTv Therapeutics. “Her decades of experience in both private practice and corporate settings make her an ideal fit for this position. I am confident that we will benefit from her contributions and look forward to working closely with her as we move ahead toward our long-term capital funding goals and launching our phase 3 clinical trials.”

Ms. Keiley is an accomplished life science industry attorney who has served in multiple senior-level legal positions at publicly traded biotechnology, diagnostic and medical device companies. She joins vTv from Entasis Therapeutics Holdings Inc., where she served as General Counsel. Prior to Entasis, she was Senior Vice President, General Counsel at Oxford Immunotec, where she simultaneously served for seven years as Chief Compliance Officer, and was Assistant General Counsel, Americas, of Zimmer, Inc., a subsidiary of Zimmer Holdings, Inc. Before beginning her corporate career in 2008, Ms. Keiley was a partner at Wildman, Harrold, Allen & Dixon LLP in Chicago, Illinois, where she focused on a wide range of corporate and commercial matters for clients in a variety of industries, including medical devices. Ms. Keiley earned her bachelor’s degree in Psychology and Philosophy from Boston College and a J.D. from Loyola University School of Law.

“With the upcoming initiation of our pivotal studies of TTP399, the company is approaching a key inflection point with the potential to become a commercial organization in the coming years,” added Ms. Keiley. “I am eager to put my skills and expertise to work as we continue to advance the development of TTP399 toward our ultimate goal of changing the treatment paradigm for patients with T1D.”

About vTv Therapeutics

vTv Therapeutics Inc. is a clinical stage biopharmaceutical company focused on developing oral, small molecule drug candidates. vTv has a pipeline of clinical drug candidates led by programs for the treatment of type 1 diabetes and cystic fibrosis related diabetes. vTv’s development partners are pursuing additional indications in type 2 diabetes, chronic obstructive pulmonary disease, renal disease, primary mitochondrial myopathy, and pancreatic cancer. For more information, please visit www.vtvtherapeutics.com.

Forward-Looking Statements

The statements made in this release may include forward-looking statements regarding (i) diabetes market and other markets, (ii) the development and clinical trial process, regulatory approval process and attributes of investigational and marketed products to treat these diseases and other conditions, and (iii) the future operations, fund-raising activities, expenditures, opportunities and financial performance of vTv Therapeutics Inc.

These forward-looking statements are only estimates based upon the information available to vTv Therapeutics Inc. (or the party preparing such forward-looking statements) as of the date of this release. The forward-looking statements included herein involve known and unknown risks and uncertainties and other important factors such that actual future operations, opportunities, product development processes and outcomes, clinical trial processes and outcomes, regulatory approval processes and outcomes, economic performance of products, fund-raising activities and financial performance may differ materially from those set forth in or implied in these forward-looking statements. These risks, uncertainties, and other factors, which may not be within our control, are discussed in more detail in our quarterly and annual reports filed with the Securities and Exchange Commission, including, without limitation, under the captions, “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Therefore, you should read this release in conjunction with such meaningful cautionary statements.

Undue reliance should not be placed on forward-looking statements, which speak only as of the date hereof. Except as required by law, we expressly disclaim any responsibility to publicly update or revise our forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.

This release is being provided to you for information purposes only. This release does not constitute an offer or sale of (or the solicitation of an offer to buy) any securities of vTv Therapeutics Inc. or any of its subsidiaries.

This release should not be relied upon for making any investment decision with respect to any securities of vTv Therapeutics Inc. or any of its subsidiaries. Any investment decision made with respect to any such securities should be based solely on an offering document relating to such securities (if any), including the information incorporated by reference therein.

Contacts:

Investors:

Lee Roth

Burns McClellan

lroth@burnsmc.com

Media:

Selina Husain / Robert Flamm, Ph.D.

Burns McClellan, Inc.

shusain@burnsmc.com / rflamm@burnsmc.com